                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

[X] Preliminary Proxy Statement

                                          [_] Confidential, for Use of the
[_] Definitive Proxy Statement                Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)14a-11 or (S)240.14a-12.


                                  P-COM, INC.
                 (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1.  Title of each class of securities to which transaction applies.

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  2.  Aggregate number of securities to which transaction applies.

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  3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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  4.  Proposed maximum aggregate value of transaction:

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  5.  Total fee paid:

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[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

  6.  Amount previously paid:

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  7.  Form, Schedule or Registration Statement No.:

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  8.  Filing Party:

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  9.  Date filed:

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

                                  P-COM, INC.

                                PROXY STATEMENT

                 WRITTEN CONSENT SOLICITATION OF STOCKHOLDERS
                                August 18, 2000

  These proxy statement materials and the enclosed Consent are being mailed in connection with the solicitation of written consents by the Board of Directors of P-Com, Inc., a Delaware corporation (the "Company"). These materials were first sent to stockholders of record beginning on approximately August 18, 2000.

  The mailing address of the principal executive office of the Company is 3175 South Winchester Boulevard, Campbell, California 95008.

  Consents are to be submitted by no later than October 18, 2000 to the Company at Boston Equiserve Proxy Services, P.O. Box 9379, Boston, Massachusetts 02205-9954

                        VOTING RIGHTS AND SOLICITATION

  Any stockholder executing a Consent has the power to revoke it at any time before October 18, 2000 (or, if earlier, the date on which at least the minimum number of shares have consented in order to approve the proposal) by delivering written notice of such revocation to the Secretary of the Company. The cost of soliciting Consents will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. In addition, we have engaged Corporate Investor Communications, Inc. to assist us in soliciting Consents, at a fee of $8,000. Solicitation will be made primarily through the use of the mail but also personally or by telephone. Regular employees of the Company may also, without additional remuneration, solicit Consents personally or by telephone.

  The record date for determining those stockholders who are entitled to give Consents has been fixed as August 11, 2000. At the close of business on the record date, the Company had 77,228,710 issued and outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on this matter.

  On this matter, which requires the affirmative vote of a majority of the outstanding shares, abstentions (including failures to return Consents) and broker nonvotes have the same effect as a negative vote.

                                  PROPOSAL 1

         AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 95,000,000 TO 145,000,000

  The Company has 77,228,710 shares of Common Stock outstanding and has reserved another 13,419,561 shares of Common Stock for issuance under incentivation plans, warrants and convertible notes. Therefore, the Company has almost exhausted its supply of authorized (but not yet issued or reserved) Common Stock. Approval of the amendment to the Company's Certificate of Incorporation (as previously approved by the Board of Directors) to increase the authorized number of shares of Common Stock from 95,000,000 to 145,000,000, creating an additional 50,000,000 shares of Common Stock (the "Additional Shares"), will enable the Board of Directors, without further action of the stockholders, to issue shares of Common Stock, up to the new authorized number of shares, from time to time for various purposes as the Board of Directors deems necessary. Such purposes include possible future financing or acquisition transactions, stock dividends or distributions, and employee compensation and incentivization. Such issuances, particularly if in private financings, could be at prices less than the public trading price of the Common Stock at the time. Stockholders should be aware that the Company's working capital requirements have increased and the Company may need to, among other things, issue and sell unregistered Common Stock in private transactions to fund working capital requirements. Such transactions might not be available on terms favorable to the Company, or at all. The Common Stock authorized would be available for issuance by the Board of Directors without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange or market system on which the Company's securities may then be listed.

  Shares of Common Stock issued by the Board of Directors could be utilized, under certain circumstances, to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid which the Board of Directors determines is not in the best interests of the Company and its stockholders. This provision may thus be viewed as having possible anti-takeover effects. In certain circumstances the issuance of Common Stock without further action by the stockholders may have the effect of delaying, deferring or preventing a change of control of the Company, may discourage bids for the Company's Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price of Common Stock.

  The proposed amendment to the Company's Certificate of Incorporation which would authorize the Additional Shares will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Common Stock.

Approvals Required

  The affirmative written consent of the holders of not less than a majority of the outstanding shares is required to approve the proposal.

  The Board of Directors recommends that stockholders sign and return Consents FOR the approval of the amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock to 145,000,000.

                            OWNERSHIP OF SECURITIES

  The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of August 1, 2000, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director of the Company, (iii) the five persons serving as executive officers of the Company on December 31, 1999 who were the most highly compensated by the Company in 1999, (iv) two additional persons (Messrs. Antoniucci and Sophie) who were executive officers at some times during 1999 but not on December 31, 1999, and whose cash compensation would have placed them among the five most highly-compensated executive officers for 1999, and (v) all current directors and executive officers as a group. Each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                    Percentage
                                                         Shares     of Shares
                                                      Beneficially Beneficially
                   Beneficial Owner                    Owned (#)     Owned(1)
                   ----------------                   ------------ ------------
   State of Wisconsin Investment Board..............   10,970,000      14.2
    P.O. Box 7842
    Madison, WI 53707
   George P. Roberts(2).............................    1,322,405       1.7
   Pier G. Antoniucci...............................       29,947       *
   Paul T. Obert(3).................................       42,294       *
   Sunil B. Poduval.................................        8,800       *
   Michael J. Sophie................................          -0-       *
   Robert E. Collins(4).............................       61,979       *
   John R. Wood(5)..................................      132,176       *
   John A. Hawkins(6)...............................       30,000       *
   Brian T. Josling(7)..............................       20,000       *
   M. Bernard Puckett(8)............................       81,332       *
   James J. Sobczak(9)..............................      126,909       *
   All current directors and executive officers as a
    group (9 persons)(10)...........................    1,862,298       2.4%

--------
  * Less than one percent of the outstanding Common Stock

 (1) Percentage of ownership is based on 77,181,701 shares of Common Stock outstanding on August 1, 2000. Shares of Common Stock subject to stock options that are currently exercisable or will become exercisable within 60 days after August 1, 2000 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

 (2) Includes 1,094,581 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after August 1, 2000.

 (3) Includes 40,652 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after August 1, 2000.

 (4) Includes 61,979 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after August 1, 2000.

 (5) Includes 85,832 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after August 1, 2000.

 (6) Includes 30,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after August 1, 2000.

 (7) Includes 20,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after August 1, 2000.

 (8) Includes 61,332 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after August 1, 2000.

 (9) Includes 125,250 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after August 1, 2000.

(10) Includes 1,519,626 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after August 1, 2000.

                        DISSENTERS' RIGHTS OF APPRAISAL

  Delaware law does not provide for appraisal rights with respect to the proposal being acted upon.

             STOCKHOLDER PROPOSALS FOR 2001 ANNUAL PROXY STATEMENT

  Under the present rules of the Securities and Exchange Commission (the "SEC"), the deadline for stockholders to submit proposals to be considered for inclusion in our Proxy Statement for next year's Annual Meeting of Stockholders is March 31, 2001. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the SEC. The deadlines for stockholders to submit proposals to be considered for inclusion in our 1999 and 2000 annual meeting proxy statements have already passed.

                                          By Order of the Board of Directors

                                          _____________________________________
                                                    George P. Roberts
                                                 Chief Executive Officer

Dated: August 18, 2000

                                  P-COM, INC.


         WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    Please return the consent form promptly to the Company at Boston Equiserve Proxy Services, P.O. Box 9379, Boston, Massachusetts 02205-9954. This consent form must be received by P-Com, Inc. by no later than the deadline stated in the Proxy Statement in order for your vote to count.

            The Board of Directors recommends a vote FOR Proposal 1

    Proposal to the amend Certificate of Incorporation to increase the authorized number of shares of Common Stock to 145,000,000.


       Vote  FOR            Vote AGAINST              ABSTAIN

         [_]                    [_]                     [_]


                         (Please sign and date below)

                                 Dated:                             , 2000
                                       ----------------------------

                                 -----------------------------------------
                                                  Signature of Stockholder

                                 -----------------------------------------
                                                  Signature of Stockholder

                                 If signing as attorney, executer,********** guardian, please give full title as such, and ****** a corporation, give your title. When shares are in the names of more than one person, each should sign